UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2021

USHG Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40109	85-4281417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

853 Broadway, 17th Floor New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

(212) 228-3585

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	HUGSU	New York Stock Exchange
Class A common stock, par value $0.0001 per share	HUGS	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HUGSW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Investment Agreement

On November 8, 2021, USHG Acquisition Corp., a Delaware corporation (“HUGS”), entered into an Investment Agreement and Plan of Merger (the “Investment Agreement”) with Panera Brands, Inc., a Delaware corporation (“Panera”), and Rye Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Panera (“Merger Sub”), pursuant to which Merger Sub will merge with and into HUGS, with HUGS surviving the merger as a wholly owned subsidiary of Panera (the “Merger”).

Upon the terms and subject to the conditions set forth in the Investment Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of HUGS’ Class A common stock, par value $0.0001 per share (“HUGS Class A Stock”), and each issued and outstanding share of HUGS’ Class B common stock, par value $0.0001 per share (“HUGS Class B Stock”), will be converted into the right to receive a number of shares of Panera’s common stock, par value $0.01 per share (“Panera Common Stock”) at an exchange ratio of $10.00 divided by the public offering price per share in the Panera IPO (as defined below) (such consideration, the “Per Share Consideration”). In addition, at the Effective Time, each issued and outstanding warrant of HUGS will be assumed by Panera and will relate to Panera Common Stock (each, a “Warrant”) (with the number of shares of Panera Common Stock underlying each Warrant adjusted in accordance with the terms of the Investment Agreement).

The consummation of the proposed Transactions (as defined in the Investment Agreement) is subject to the receipt of the requisite approval of the stockholders of HUGS (such approval, the “HUGS stockholder approval”) and the fulfillment of certain other conditions, including the consummation of Panera’s initial public offering of Panera Common Stock (the “Panera IPO”).

Representations and Warranties

The Investment Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) entity organization and qualification, (b) capitalization, (c) authorization to enter into the Investment Agreement, (d) financial statements and absence of undisclosed liabilities, (e) consents and requisite governmental approvals, (f) permits, (g) material contracts, (h) absence of changes, (i) litigation, (j) compliance with laws, (k) environmental matters, (l) employee matters, (j) intellectual property, (k) taxes and (l) real property. The representations and warranties of HUGS, Panera and Merger Sub will not survive the closing of the Merger (the “Closing”).

Covenants

The Investment Agreement requires the parties to conduct their businesses in the ordinary course in all material respects, includes other customary covenants of HUGS with respect to the operation of its business prior to consummation of the Transactions and requires both parties to use efforts to satisfy the conditions to consummate the Transactions. The Investment Agreement also contains additional covenants of the parties, including, among others, (a) covenants requiring HUGS and Panera to use reasonable best efforts to obtain all necessary regulatory approvals, (b) covenants providing for HUGS, Panera and Merger Sub to cooperate in the preparation of the Registration Statement and Proxy Statement (as each such term is defined in the Investment Agreement) required to be filed in connection with the Transactions and (c) covenants providing that certain Panera directors, officers and stockholders enter into lock-up agreements with the managing underwriters of the Panera IPO.

Panera Non-Solicitation Restrictions

From the date of the Investment Agreement to the Closing, or the earlier termination of the Investment Agreement in accordance with its terms, Panera has agreed not to, among other things, (i) solicit, initiate, knowingly encourage, knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer with respect to a Company Acquisition Proposal (as defined in the Investment Agreement); (ii) furnish or disclose any non-public information to any person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) waive or otherwise forbear in the enforcement of any rights or other benefits under confidential information agreements relating to a Company Acquisition Proposal, including without limitation any “standstill” or similar provisions thereunder; or (vi) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing.

Notwithstanding anything to the contrary therein, if Panera receives a written proposal for any transaction under which any person would acquire or otherwise purchase control of Panera or any of its controlled affiliates or all or a material portion of assets or businesses of Panera or any of its controlled affiliates as set forth in the Investment Agreement (such transaction, a “Sale Transaction” and such proposal for a Sale Transaction, a “Competing Proposal”) on or after the date the Investment Agreement is executed and such Competing Proposal did not result from or arise in connection with a breach by Panera of the Investment Agreement, Panera may (i) contact such person to clarify the terms and conditions of the Competing Proposal and to inform such persons of the provisions of the Investment Agreement, (ii) furnish information (including non-public information) with respect to Panera and its subsidiaries and (iii) engage in or otherwise participate in discussions or negotiations with the person or group of persons making such Competing Proposal. Panera may terminate the Investment Agreement and enter into a definitive transaction agreement with respect to a Competing Proposal if, and only if, Panera receives a Competing Proposal that did not result or arise in connection with a material breach by Panera of its non-solicitation restrictions in the Investment Agreement and pays the Termination Fee (as defined below) to HUGS.

HUGS Exclusivity Restrictions

From the date of the Investment Agreement to the date of Closing (or the date of the termination of the Investment Agreement in accordance with its terms), HUGS has agreed not to, among other things, (i) solicit, initiate, encourage, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a SPAC Acquisition Proposal (as defined in the Investment Agreement); (ii) furnish or disclose any non-public information to any person in connection with, or that could reasonably be expected to lead to, a SPAC Acquisition Proposal; (iii) enter into any contract or other arrangement or understanding regarding a SPAC Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of SPAC; (v) waive of otherwise forbear in the enforcement of any rights or other benefits under confidential information agreements relating to a SPAC Acquisition Proposal , including without limitation any “standstill” or similar provision thereunder, or (vi) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing.

Conditions to Each Party’s Obligations

The obligation of HUGS and Panera to consummate the Merger is subject to certain closing conditions, including, but not limited to, (i) the approval of HUGS stockholders, (ii) the Registration Statement becoming effective, (iii) after giving effect to the Transactions, HUGS having at least $5,000,001 of net tangible assets, (iv) the approval by the Listing Exchange (as defined in the Investment Agreement) of Panera’s listing application in connection with the Merger and (v) the completion of the Panera IPO.

In addition, the obligation of Panera to consummate the Merger is subject to the fulfillment of other closing conditions, including, but not limited to, (i) the representations and warranties of HUGS being true and correct to the standards applicable to such representations and warranties and each of the covenants of HUGS having been performed or complied with in all material respects and (ii) the effective resignations of certain directors and executive officers of HUGS.

The obligation of HUGS to consummate the Merger is also subject to the fulfillment of other closing conditions, including, but not limited to, (i) the representations and warranties of Panera and Merger Sub being true and correct to the standards applicable to such representations and warranties and each of the covenants of Panera having been performed or complied with in all material respects and (ii) Daniel H. Meyer being appointed as lead independent director of the board of directors of Panera.

Waivers

If permitted under applicable law, either HUGS or Panera may waive in writing any conditions for the benefit of itself or such party contained in the Investment Agreement or in any document delivered pursuant to the Investment Agreement. Notwithstanding the foregoing, pursuant to HUGS’ current certificate of incorporation, HUGS cannot consummate the proposed transaction if it has less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), remaining after the Closing.

Termination

The Investment Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including, but not limited to, (i) by mutual written consent of HUGS and Panera, (ii) by HUGS if the representations and warranties of Panera are not true and correct or if Panera fails to perform any covenant or agreement set forth in the Investment Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by Panera if the representations and warranties of HUGS are not true and correct or if HUGS fails to perform any covenant or agreement set forth in the Investment Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iv) subject to certain limited exceptions, by either HUGS or Panera if the Merger is not consummated by June 30, 2022, (v) by either HUGS or Panera if certain required approvals are not obtained from HUGS stockholders after the conclusion of a meeting of HUGS stockholders held for such purpose at which such stockholders voted on such approvals, (vi) by either HUGS or Panera if a law or governmental order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall have been enacted, issued, promulgated, enforced or entered and shall have become final and non-appealable, (vii) by Panera if, prior to certain required approvals being obtained from HUGS stockholders, the board of directors of HUGS makes a SPAC Change in Recommendation (as defined in the Investment Agreement) and (viii) by either HUGS or Panera if Panera has entered into a definitive agreement with respect to or consummated a Sale Transaction (an “Acquisition Termination”).

If the Investment Agreement is validly terminated, none of the parties to the Investment Agreement will have any liability or any further obligation under the Investment Agreement other than customary confidentiality obligations, except in the case of Willful Breach (as defined in the Investment Agreement). In the event that (i) the Investment Agreement is terminated after a Competing Proposal has been made and, within three months of such termination, Panera completes a Sale Transaction, or (ii) an Acquisition Termination occurs, Panera shall pay HUGS a termination fee. If the Investment Agreement is terminated following the date of signing but prior to January 22, 2022, the termination fee will equal $10,000,000; if the Investment Agreement is terminated on or after January 22, 2022 but before April 8, 2022, the termination fee will equal $20,000,000; and if the Investment Agreement is terminated on April 8, 2022 or thereafter, the termination fee will equal $30,000,000 (the applicable fee, the “Termination Fee”).

The foregoing description of the Investment Agreement and the Merger does not purport to be complete and is qualified in its entirety by the terms and conditions of the Investment Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Investment Agreement contains representations, warranties and covenants that the parties made to each other as of the date of the Investment Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Investment Agreement. The Investment Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about HUGS, Panera or any other party to the Investment Agreement. In particular, the representations, warranties, covenants and agreements contained in the Investment Agreement, which were made only for purposes of the Investment Agreement and as of specific dates, were solely for the benefit of the parties to the Investment Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Investment Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Investment Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Investment Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Investment Agreement, which subsequent information may or may not be fully reflected in the public disclosures of HUGS or Panera.

Sponsor Letter Agreement

In connection with the execution of the Investment Agreement, USHG Investments, LLC, a Delaware limited liability company (the “Sponsor”), and Share Our Strength, a 501(c)(3) nonprofit organization (together with Sponsor, the “Insiders”), entered into a Sponsor Letter Agreement (the “Sponsor Agreement”) with HUGS and Panera.

The Insiders have agreed to (i) vote all shares of HUGS Class A Stock and all shares of HUGS Class B Stock they beneficially own in favor of the Merger and each other proposal related to the Merger included on the agenda for the HUGS stockholder meeting, (ii) when the HUGS stockholder meeting is held, appear at the meeting or otherwise cause the shares of HUGS Class A Stock and shares of HUGS Class B Stock beneficially owned by them to be counted as present thereat for the purpose of establishing a quorum, (iii) vote all shares of HUGS Class A Stock and shares of HUGS Class B Stock they beneficially own against any action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Investment Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of HUGS under the Investment Agreement or result in a breach of any covenant or other obligation or agreement of the Insiders contained in the Sponsor Agreement and (iv) waive any right to exercise redemption rights with respect to any shares of HUGS Class A Stock they own and agree not to seek redemption with respect to such shares of HUGS Class A Stock in connection with any business combination.

The Insiders have agreed to enter into a customary lock-up agreement (the “Lockup Agreement”) with the managing underwriters in the Panera IPO pursuant to which each Insider will agree that it will not transfer shares of Panera Common Stock during the period required by the managing underwriters in the Panera IPO (the “IPO Lock-Up”). If, prior to the expiration date of the IPO Lock-Up, the managing underwriters of the Panera IPO release JAB (as defined below) or any of its affiliates from the terms of such lockup agreement entered into by JAB or any of its affiliates in connection with the Panera IPO, then JAB shall request that the managing underwriters also release each Insider from the terms of the Lockup Agreement to permit each Insider to transfer a pro rata number of Merger Shares (as defined below)) beneficially owned by it as otherwise permitted by the Sponsor Agreement.

Each Insider has also agreed, subject to certain exceptions, not to transfer any HUGS Class A Stock, HUGS Class B Stock or any shares of Panera Common Stock received by such Insider as Per Share Consideration in connection with the Merger (such shares of Panera Common Stock, the “Merger Shares”) beneficially owned by it until the earlier to occur of (i) the third anniversary after the consummation of the Merger and (ii) the date on which Panera completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Panera stockholders having the right to exchange their shares of Panera Common Stock for cash, securities or other property. Notwithstanding the foregoing, following the expiration of the Lockup Agreement until the third anniversary of the Closing Date (as defined in the Investment Agreement) (the “Extended Lockup Date”), (a) each Insider may transfer HUGS Class A Stock, HUGS Class B Stock or Merger Shares to certain permitted transferees and (b) each Insider may transfer up to thirty-three percent (33%) of the total number of such Insider’s Merger Shares; provided, however, if prior to the Extended Lockup Date, (1) JAB or any of its affiliates transfers any shares of Panera Common Stock beneficially owned by them (other than certain permitted transfers), then each Insider shall be permitted to transfer an additional pro rata number of Merger Shares beneficially owned by it; or (2) certain intended tax treatment does not apply to the Merger (as determined by a final determination), then each Insider may transfer such number of Merger Shares beneficially owned by it as is necessary to satisfy any tax lability incurred as a result of the Transactions.

In addition, subject to the Lockup Agreement the Sponsor has agreed, subject to certain exceptions, not to transfer, assign or sell (i) any Private Placement Warrants (as defined the Sponsor Agreement) or (ii) any Warrants received as consideration by the Sponsor in exchange for the Private Placement Warrants in connection with the Merger until 30 days after the consummation of the Merger.

The Sponsor Agreement will terminate on the earlier of (i) the expiration of the Extended Lockup Date and (ii) the termination of the Investment Agreement in accordance with its terms.

The foregoing description of the Sponsor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Agreement, a copy of which is attached as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

DM Subscription Agreement

In connection with the execution of the Investment Agreement, Mr. Meyer and Panera entered into a subscription agreement (the “DM Subscription Agreement”), pursuant to which, among other things, Mr. Meyer has agreed to subscribe for and purchase, immediately following the consummation of the Panera IPO (the “Panera IPO Closing”), and Panera has agreed to issue and sell to Mr. Meyer immediately prior to the Panera IPO Closing, such number of shares of Panera Common Stock resulting in gross proceeds to Panera of $6.0 million, to be purchased and sold at the public offering price of the Panera Common Stock in the Panera IPO (the “Panera IPO Price”) and subject to the conditions set forth in the DM Subscription Agreement.

The foregoing description of the DM Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DM Subscription Agreement, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

JAB Subscription Agreement

In connection with the execution of the Investment Agreement, JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (“JAB”), Panera and HUGS entered into a subscription agreement (the “JAB Subscription Agreement”), pursuant to which, among other things, JAB has agreed to subscribe for and purchase on the Closing Date (as defined in the Investment Agreement) immediately following the Closing, and Panera has agreed (i) to issue and sell to JAB on the Closing Date immediately following the Closing, a number of shares of Panera Common Stock equal to the value of the aggregate amount of shares of HUGS Class A Stock redeemed by HUGS public stockholders, or (ii) in the event that the Investment Agreement is terminated, the number shares of Panera Common Stock equal in value to $287.5 million, in each case, to be purchased and sold at the Panera IPO Price on the terms and subject to the conditions set forth in the JAB Subscription Agreement.

The foregoing description of the JAB Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the JAB Subscription Agreement, a copy of which is attached as Exhibit 10.3 hereto, and the terms of which are incorporated herein by reference.

Registration Rights Agreement

The Investment Agreement contemplates that, at the Closing, Panera, Share Our Strength, Sponsor and Mr. Meyer will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Panera will agree to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Panera Common Stock issued to the Sponsor and Share Our Strength as consideration pursuant to the Investment Agreement, the shares of Panera Common Stock underlying the Warrants issued to the Sponsor pursuant to the Investment Agreement and the shares purchased by Mr. Meyer pursuant to the DM Subscription Agreement. Share Our Strength, Sponsor and Mr. Meyer will also have certain piggyback rights to participate in underwritten offerings of Panera subsequent to the Panera IPO, subject to customary exceptions.

Item 7.01	Regulation FD Disclosure.

On November 9, 2021, HUGS and Panera issued a joint press release announcing their entry into the Investment Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to a proposed transaction between HUGS and Panera. This Current Report on Form 8-K does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Panera intends to file a registration statement on Form S-4 that will include a proxy statement of HUGS and a prospectus of Panera. The proxy statement/prospectus will be sent to all HUGS stockholders. HUGS and Panera also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of HUGS and Panera are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by HUGS through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by HUGS may be obtained free of charge from HUGS’s website at www.ushgac.com or by written request to HUGS at USHG Acquisition Corp., 853 Broadway, 17th Floor, New York, New York 10010.

Participants in Solicitation

HUGS and Panera and their respective directors and officers may be deemed to be participants in the solicitation of proxies from HUGS’s stockholders in connection with the proposed transaction. Information about HUGS’s directors and executive officers and their ownership of HUGS’s securities is set forth in HUGS’s filings with the SEC, including HUGS’s initial public offering prospectus, which was filed with the SEC on February 25, 2021. To the extent that holdings of HUGS’s securities have changed since the amounts printed in HUGS’s initial public offering prospectus, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Forward-Looking Statements Legend

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between HUGS and Panera, including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the anticipated timing of the Panera IPO and the offerings of Panera and the markets in which it operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of HUGS’s securities, (ii) the risk that a Panera IPO may not be completed and that the Transactions may not be completed, in each case, by HUGS’s business combination deadline or at all, and the potential failure to obtain an extension of the business combination deadline if sought by HUGS, (iii) the failure to satisfy the conditions to the consummation of the Transaction, including the failure to complete the Panera IPO, the adoption of the Transaction agreement and the Transaction by the stockholders of HUGS and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed Transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction or Transaction agreement, (vi) the effect of the announcement or pendency of the transaction on Panera’s business relationships, performance, and business generally and on its ability to consummate an IPO, (vii) risks that the proposed Transaction disrupts current plans of Panera and potential difficulties in Panera employee retention as a result of the proposed transaction, (viii) the outcome of any legal proceedings that may be instituted against HUGS or Panera related to the Transaction agreement or the proposed transaction, (ix) the ability to maintain the listing of HUGS’s securities on the NYSE, (x) the price of HUGS’s securities may be volatile due to a variety of factors, including changes in the competitive industry in which Panera operates, variations in performance across competitors, changes in laws and regulations affecting Panera’s business and changes in the combined capital structure, and (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of HUGS’s Registration Statement on Form S-1, the registration statement on Form S-4 and proxy statement/prospectus described above and other documents filed by HUGS from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and HUGS and Panera assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither HUGS nor Panera gives any assurance that either HUGS or Panera will achieve its expectations.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibits

2.1	Investment Agreement and Plan of Merger, dated as of November 8, 2021, by and among HUGS, Panera and Merger Sub.

10.1	Sponsor Letter Agreement, dated as of November 8, 2021, by and among Sponsor, Share Our Strength, HUGS and Panera.

10.2	DM Subscription Agreement, dated as of November 8, 2021, by and between Daniel H. Meyer and Panera.

10.3	JAB Subscription Agreement, dated as of November 8, 2021, by and among JAB, HUGS and Panera.

99.1	Joint Press Release, dated November 9, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

USHG Acquisition Corp.

Date: November 9, 2021	By:	/s/ Adam D. Sokoloff
	Name:	Adam D. Sokoloff
	Title:	Chief Executive Officer